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                                                                   Exhibit 4(c)


                      DAIRY MART CONVENIENCE STORES, INC.
                              AMENDED AND RESTATED
                   1995 STOCK OPTION AND INCENTIVE AWARD PLAN

     Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company") sets forth herein the terms of this Amended and Restated 1995 Stock Option and Incentive Award Plan (the "Plan") as follows:

1. PURPOSE

     The Plan is intended to advance the interests of the Company by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and will encourage such eligible individuals to remain in the employ or service of the Company or its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time (the "Code"), except (i) to the extent that any such Option would exceed the limitations set forth in Section 7 below: and (ii) for Options specifically designated at the time of grant as not being Incentive Stock Options ("Non-Qualified Options"). Options granted to eligible individuals may be accompanied by stock appreciation rights ("SARs"), as defined in Section 11, below.

2. ADMINISTRATION

     (a) Committee. The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"), consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any of its subsidiaries, and each of whom shall quality in all respects as a "non-employee director" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to this Plan and an "outside director" under the Code. The Committee shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or under any Option, SAR or incentive stock award (collectively, "Award") granted or Option Agreement (as defined in Section 8 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Award granted or Option Agreement entered into hereunder. The interpretation and construction by the Committee of any provision of the plan or of any Award granted or Option Agreement entered into hereunder shall be final and conclusive. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company's Certificate of Incorporation and By-Laws, and with applicable law. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists which has the authority to so administer the Plan.

     (b) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the plan or any Award granted or Option Agreement entered into hereunder.

     (c) Action by the Board. The Board may act under the Plan with respect to any Award granted to or Option Agreement entered into with an officer, director or shareholder of the Company who is subject to Section 16 of the Exchange Act other than by, or in accordance with the recommendations of, the Committee, constituted as set

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forth in Section 2(b) above, only if all of the members of the Board are
"disinterested persons" as defined in Rule 16b-3 of the Securities and "outside directors" as defined by the Code.

3. STOCK SUBJECT TO PLAN

     The stock that may be issued pursuant to Awards granted under the Plan shall be shares of Class A Common Stock or Class B Common Stock, par value $0.01 per share, of the Company (the "Stock"), which shares may be treasury shares or authorized by unissued shares. The number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall not exceed in the aggregate 1,150,000 shares. The foregoing numbers of shares are subject to adjustment as provided in Section 19 below. If any Award expires, terminates or is terminated or canceled for any reason prior to exercise (in the case of Options or SARs) in full, or if shares of Stock are not ultimately issued pursuant to an award for any reason, the shares of Stock that were subject to the unexercised portion of such Option or SAR, or the unissued shares that were subject to the award, shall be available for future Awards granted under the Plan and such number of shares shall be restored to the number of shares available for issuance under Awards granted, except that such shares shall not be so available whenever an Option has been surrendered as a result of the exercise of the related SAR.

4. ELIGIBILITY

     (a) Employees. Awards may be granted under the Plan to any employee of the Company or an "subsidiary" (as such term is defined in Section 424(f) of the Code, "Subsidiary"), including any such employee who is an officer or director of the Company or any subsidiary, as the Committee shall determine and designate from time to time prior to expiration or termination of the Plan.

     (b) Multiple Grants. An individual may hold more than one Option or SAR, subject to such restrictions as are provided herein.

     (c) Maximum Grant. An individual may not receive a grant of more than 200,000 options, restricted shares, or SARs, or any combination thereof, during any calendar year.

5. EFFECTIVE DATE AND TERM OF THE PLAN

     (a) Effective Date. The Plan shall be effective as of the date of adoptions by the Board (the "Effective Date"), subject to approval of the Plan within one year of the Effective Date by the holders of a majority of the voting power of the Class A and Class B Common Stock of the Company, present in person or by proxy and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum is present; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all Awards granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year of the Effective Date, any Awards granted hereunder shall be null and void and of no effect.

     (b) Term. The Plan shall terminate on the date that is ten years from the Effective Date.

6. GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Company may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the

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Committee may determine, including any terms or conditions which may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the date on which such Option is granted.

7. LIMITATION ON INCENTIVE STOCK OPTIONS

     An Option (other than a Non-Qualified Option) shall constitute an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of
Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8. OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Company and by the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9. OPTION PRICE

     The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Committee and stated in each Option Agreement. The Option Price for Incentive Stock Options be not less than the greater of par value or 100 percent of the fair market value of a share of the applicable class of Stock on the date the Option is granted (as determined in good faith by the Committee); provided, however, that if the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option that is intended to be an Incentive Stock Option for any such Optionee shall be not less than the greater of par value or 110 percent of the fair market value of a share of the applicable class of Stock on the date such Option is granted. The Option Price for Non-Qualified Options may be set by the Committee at not less than 85 percent of the fair market value of the applicable class of Stock on the Date of grant. If the applicable class of Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded on an established securities market, in determining the fair market value of the applicable class of Stock, the Committee shall use the closing price of the applicable class of Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately before the Option is granted (or, if there is not such closing price, then the Committee shall use the mean between the high and low prices on such date), or, if no sale of the applicable class of Stock had been made on such day, on the next preceding day on which any such sale shall have been made.

10. TERM AND EXERCISE OF OPTIONS

     (a) Term. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted; provided, however, that if the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of
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Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), an Option granted to such Optionee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

     (b) Option Period and Limitations on Exercise. Each Option granted to persons shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in Section 5 above.

     (c) Method of Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares and class with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Except as provided in the next following sentence, payment in full of the Option Price of the shares for which the Option is being exercised shall accompany the written notice of exercise of the Option and shall be made either (i) in cash; (ii) through the tender to the Company of shares of the Company's Class A or Class B Common Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise;
(iii) the delivery to the Company of a written statement of an election to make a cashless exercise, in which case the number of shares to be transferred to the holder pursuant to the exercise of the Option shall be reduced by a number of shares having a fair market value (determined in the manner described in Section 9 above) equal to the exercise price of the Option or portion thereof being exercised; or (iv) by a combination of the methods described in (i) and (ii); provided, however, that the Committee may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Unless the Committee shall provide otherwise in an Option Agreement, payment in full of the Option Price need not accompany the written notice of exercise, provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no effect. Promptly after the exercise of an Option and Payment in full of the Option Price for the shares covered, the individual shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchase pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a
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shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 19 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (d) Notice of Restrictions on Transfer of Stock. The Option Agreement to be delivered in connection with an Option grant hereunder will contain language (i) in the event the Option is an Incentive Stock Option, regarding the applicable holding periods for the stock subject to the Option in order to qualify as an Incentive Stock Option under the Code and (ii) that if an Option is exercised prior to the date that is six months from the later of (A) the date of grant of the Option or (B) the date of shareholder approval of the Plan, and the individual exercising the Option is a reporting person under Section 16(a) of the Exchange Act, then in order to qualify for exemptive treatment under Section 16(a), the holder may not transfer the stock received pursuant to the exercise of such Option until the expiration of six months from the later of the date specified in clause (A) above or the date specified in clause (B) above.

11. STOCK APPRECIATION RIGHTS (SARS)

     (a) In General. Subject to the terms and conditions of the Plan, the Committee may, in its sole and absolute discretion, grant to an Optionee rights
(SARs) to surrender to the Company, in whole or in part, either in tandem with an Option or alone and unrelated to an Option, and to receive in exchange therefor payment by the Company of an amount equal to the excess of the fair market value of the shares of the applicable class of Stock (i) subject to such Option if in tandem with an Option or (ii) set forth in the agreement evidencing the SAR, or portion thereof, so surrendered (determined in the manner described in Section 9 above as of the date the SARs are exercised) over the Option Price of such shares or the exercise price set forth in the SAR Agreement. Such payment may be made, as determined by the Committee in accordance with Sections 11(d) and 11(e) below and set forth in the Option Agreement, either in shares of Stock or in cash or in any combination thereof, if the SAR is in tandem with an Option, or in cash if the SAR is not in tandem with an Option. All SARs granted in tandem with an Option shall be evidenced by provisions in the Option Agreement pertaining to the related Option, which provisions shall comply with and be subject to the terms and conditions set forth in this Section 11. SARs not in tandem with Options will be evidenced by an SAR Agreement which shall comply with and be subject to the terms and conditions set forth in this Section 11.

     (b) Grant. Each SAR granted in tandem with an Option shall relate to a specific Option granted under the Plan and shall be awarded to the Optionee concurrently with the grant of such Option pursuant to Section 6 above. SARs not in tandem with an Option shall be separately granted and evidenced by an SAR Agreement. The number of SARs granted to an Optionee shall be equal to the number of shares of Stock which such Optionee is entitled to purchase pursuant to the related Option or as set forth in the SAR Agreement. The number of SARs held by an Optionee shall be reduced by (i) the number of SARs exercised for Stock or cash under the provisions of the Option Agreement pertaining to the related Option or the SAR Agreement, and (ii) the number of shares of Stock purchased pursuant to the exercise of the related Option, if applicable.

     (c) Exercise. SARs that are exercisable hereunder and under the Option Agreement may be exercised by delivering to the Company on any business day, at its principal office, addressed to the attention of the Committee, written notice of exercise, which notice shall specify the number of SARs being exercised. The date upon which such written notice is received by the Company shall be the exercise date of the SARs. Except to the extent that SARs are exercised for cash as provided in Section 11(e) below, the individual exercising SARs shall receive, without payment therefor to the Company, the number of shares of Stock determined under Section 11(d) below. Promptly after the exercise of SARs, the individual exercising the SARs shall be entitled to the issuance of

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a Stock certificate or certificates evidencing ownership of such shares. An individual holding or exercising SARs shall have none of the rights of a shareholder with respect to any shares of Stock covered by the SARs until shares of Stock are issued to him or her, and, except as provided in Section 19 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (d) Number of Shares. The number of shares of Stock which shall be issued pursuant to the exercise of SARs shall be determined by dividing (i) the total number of SARs being exercised, multiplied by the amount by which the fair market value (determined in the manner described in Section 9 above) of a share of the applicable class of Stock on the exercise date exceeds the Option Price of the related Option, by (ii) the fair market value (determined in the manner described in Section 9 above) of a share of the applicable class of Stock on the exercise date of the SARs; provided, however, that no fractional share shall be issued on exercise of SARs, and that cash shall be paid by the Company to the individual exercising SARs in lieu of any such fractional share.

     (e) Exercise of SARs for Cash. All SARs granted no in tandem with Options shall be settled in cash. The Committee shall have sole discretion to determine whether, and shall set forth in the Option Agreement pertaining to the related Option the circumstances under which, payment in respect of SARs in tandem with Options granted to any Optionee shall be made in shares of Stock, or in cash, or in a combination thereof. Promptly after the exercise of an SAR for cash, the individual exercising the SAR shall receive in respect of said SAR an amount of money equal to the difference between the fair market value (determined in the manner described in Section 9 above) of a share of the applicable class of Stock on the exercise date and the Option Price of the related Option.

     (f) Limitations. SARs shall be exercisable at such times and under such terms and conditions as of the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreements pertaining to the related Options or the SAR Agreement; provided, however, that an SAR granted in tandem with an Option may be exercised only at such times and by such individuals as the related Option under the Plan and the Option Agreement may be exercised; and provided, further, that an SAR may be exercised only at such times as the fair market value (determined in the manner described in Section 9 above) of a share of the applicable class of Stock on the exercise date exceeds the Option Price of the related Option. Adjustments in the number, kind or Option Price of shares of Stock for which Options are granted pursuant to Section 19 below shall also be made as necessary to the related SARs held by each Optionee. Any amendment, suspension or termination of the Plan pursuant to Section 18 below shall be deemed an amendment, suspension or termination of SARs to the same extent.

12. TRANSFERABILITY OF OPTIONS OR SARS

     During the lifetime of an Optionee to whom an Option is granted, only such Optionee (or in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option or SAR. No Option or SAR shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

13. TERMINATION OF EMPLOYMENT

      Employees. Upon the termination of the employment of an Optionee with the Company or a Subsidiary, other than by reason of the death or "permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option or SAR granted to an optionee pursuant to the Plan shall terminate three months after the date of such termination of employment, unless earlier terminated pursuant to Section 10(a)

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above, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement,that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above), in the event of termination of service or employment of the Optionee with the Company or a Subsidiary, exercise an Option or SAR, in whole or in part, at any time subsequent to such termination of service or employment and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Whether a leave of absence or leave on military or government service shall constitute a termination of service or employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Company or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed with or in the service of the Company or any Subsidiary.

14. RIGHTS IN THE EVENT OF DEATH OR DISABILITY

     (a) Death of an Employee. If an Optionee dies while in the employ or service of the Company or a Subsidiary or within the period following the termination of employment or service during which the Option or SAR is exercisable under Section 13 above or Section 14(b) below, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, to exercise any Option or SAR held by such Optionee at the date of such Optionee's death, whether or not such Option or SAR was exercisable immediately prior to such Optionee's death; provided, however, that the Committee may provide by inclusion of appropriate language in any Option Agreement, that, in the event of the death of the Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option or SAR (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment limitation or exercise imposed pursuant to Section 10(b) above.

     (b) Disability of an Employee. If an Optionee's employment or service with the Company or a Subsidiary is terminated by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) or Section 11(f) above), at any time within one year after such termination of service or employment and prior to termination of the Option pursuant to Section 10(a) above, to exercise in whole or in part, any Option or SAR held by such Optionee at the date of such termination of service or employment, whether or not such Option or SAR was exercisable immediately prior to such termination of service or employment; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above), in the event of the termination of service or employment of the Optionee with the Company or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option or SAR, in whole or in part, at any time subsequent to such termination of service or employment and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment limitation or exercise imposed pursuant to Section 10(b) above. Whether a termination of service or employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Committee, which determination shall be final and conclusive.
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15. INCENTIVE STOCK AWARDS

     (a) Grant of Incentive Stock Awards. Subject to the provisions of this
Section 15, the Committee may form time to time determine those individuals eligible pursuant to Section 4 above to whom incentive stock awards ("Incentive Stock Awards") shall be granted and the amount and terms and conditions of such Incentive Stock Awards.

     (b) Terms and Conditions of Incentive Stock Awards. Each grant of an Incentive Stock Award shall be evidenced by a written agreement (an "Incentive Stock Award Agreement") which shall be in such form as the Committee shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

          (1) Amount of Award. Each Incentive Stock Award Agreement shall state the number and class of shares of Common Stock covered by the agreement which become payable if the vesting provisions and/or performance criteria specified in the Incentive Stock Award Agreement are achieved (in the event the Committee decides to establish performance criteria).

          (2) Performance Criteria. Each time the Committee approves the granting of Incentive Stock Awards, it may, but is not obligated to, establish corporate performance goals to be attained by the Company or individual recipients, or both, and the date or dates ("earn-out dates") by which such goals must be achieved for the participant to be entitled to payment of an Incentive Stock Award. Such goals may be subject to subsequent modification by the Committee, as appropriate, based on changes in business conditions. To the extent that a performance goal is either not achieved or is exceeded by the applicable earn-out date or dates specified in the Agreement, the amounts of the Incentive Stock Award to be earned shall be determined by the Committee.

          (3) Disability or Death. No Incentive Stock Award shall be paid for any period after the termination of the individual's employment; provided, however that if an individual's employment is terminated by Disability or death, then the Committee shall determine the extent to which any shares covered by an Incentive Stock Award Agreement, which are not yet payable, shall become payable.

          (4) Form of Payment. The Committee shall have the sole discretion to determine the form in which payment of the Incentive Stock Award shall be made (i.e., in cash, in shares, or in any combination thereof). Instead of distributing the number of shares covered by the Incentive Stock Award Agreement as of the applicable earn-out date, the Committee may distribute the cash equivalent determined on the basis of the Fair Market Value of a share at such earn-out date for all or a portion of such shares.

16. USE OF PROCEEDS

     The proceeds received by the Company from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

17. REQUIREMENTS OF LAW

     The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter

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amended), upon exercise of any Option or SAR, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option or SAR, the Company shall not be required to sell or issue such shares unless the Committee has receive evidence satisfactory to it that the holder of such Option or SAR may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or SAR or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option or SAR shall not be exercisable unless and until the shares of Stock covered by such Option or SAR are registered or are subject to an available exemption from registration, the exercise of such Option or SAR (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

18. AMENDMENT AND TERMINATION OF THE PLAN

     The Committee may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options or SARs have not been granted. However, any amendment by the Committee shall require the approval by the holders of a majority of the voting power of the Company's Class A and Class B Common Stock, present in person or by proxy and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum is present and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company, to the extent that such shareholder approval is required by Rule 16b-3 of the Securities and Exchange Commission, or is required under Section 162(m) of the Code, or is otherwise required by the Code in order to preserve the status of Options as Incentive Stock Options. Except as permitted under Section 19 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option or SAR, alter or impair rights or obligations under any Option or SAR theretofore granted under the Plan.

19. EFFECT OF CHANGES IN CAPITALIZATION

     (a) Changes in Stock. If the outstanding shares of the class for which an Option or SAR has been granted are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Awards may be granted under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Award immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option or SAR outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

     (b) Reorganization in Which the Company is the Surviving
Corporation. Subject to Subsection (c) hereof, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of the applicable class of Stock subject to such
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Award would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger or consolidation.

     (c) Reorganization in Which the Company is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation, reorganization or other business combination of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Committee which results in any person or entity (or person or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of stock of the Company, the Plan and all Awards outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Awards theretofore granted, or for the substitution for such Awards of new options or stock appreciation rights covering the stock of a successor entity, or parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Awards theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Award (subject to the general limitations on exercise set forth in Section 10(b) and Section 11(f) above and except as otherwise specifically provided in the agreement relating to such Award), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall determine and designate, shall have the right to exercise such Option or SAR in whole or in part, whether or not such Option or SAR was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to
Section 10(b) above. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options or SARs not later than the time at which the Company gives notice thereof to its shareholders.

     (d) Adjustments. Adjustments under this Section 19 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (e) No Limitations on Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassification, reorganizations or change of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

20. DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Award granted or agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary.

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21. NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.

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